Exhibit 1.01

Conflict Minerals Report of Wabtec Corporation

In Accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Wabtec for the calendar year 2014. Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.

In accord with Rule 13p-1, Wabtec undertook due diligence to seek to determine whether the necessary 3TG in the Specialty Products and Electronics; Brake Products; Remanufacturing, Overhaul and Build; and Transit Products business segments originated from the DRC and adjoining countries. Wabtec designed its due diligence measures to be in conformity, in all material respects, with the recognized OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”).

As a result of our due diligence efforts Wabtec has concluded in good faith that during 2014, with respect to any product manufactured or contracted to be manufactured by Wabtec; that Wabtec is unable to definitively determine whether or not the 3TG included in our products originated from the Covered Countries.

This Report has not been subject to an independent private sector audit as allowed under Rule 13p-1, which provides a temporary accommodation for the first two reporting years.

Wabtec’s due diligence measures included:

•	Conducted a supply-chain survey with direct suppliers using the EICC/GeSI Conflict Minerals Reporting Template to identify the smelters and refiners who contribute refined 3TG to Wabtec products.

•	The identified smelters and refiners resulting from the supply chain survey were compared to the facilities found on the Conflict-Free Smelter Program (“CFSP”) list published by the Conflict-Free Sourcing Initiative (“CFSI”).

•	Conflict minerals records are retained per our record retention protocol.

•	Standard language regarding conflict minerals has been integrated into our supplier contracts ensuring due diligence participation and compliance.

As a result of Wabtec’s due diligence efforts, we have identified and obtained sourcing information on 237 of the smelters, refiners and distributors who contribute to our Specialty and Electronic; Brake Products; Remanufacturing, Overhaul and Build; and Transit Products business segments. Of the 237 identified smelters, refiners and distributors, 140 are found on the CFSP as of May 29, 2015. The following is a summary of all supply-chain survey respondents.

3TG PRODUCTION FACILITY COUNTRY OF ORIGIN

3TG	Countries of origin may include the following
Tantalum	UKN; NON-DRC; CN; ID; BO; US; DE; BR; BE; IN; PE; JP; EE; AT; RU; ZA; TH; KZ

Tin	UKN; NON-DRC; CN; US; BR; ID; BO; PL; MY; BE; PE; JP; RU; TH; TW

Tungsten	UKN; NON-DRC; JP; US; CN; DE; VN; AT; RU

Gold	UKN; NON-DRC; JP; DE; UZ; BR; CH; TR; PH; SE; MX; CA; IT; CN; US; KR; RU; HK; KZ; KG; SA; SG; ID; ZA; NL

*“UKN” – Unknown; “NON-DRC” – Responses received from Suppliers stating that the 3TG included in the procured items did not originate from the DRC or adjoining countries

IDENTIFIED SMELTERS, REFINERS AND DISTRIBUTORS OBTAINED THROUGH RCOI SURVEY

3TG	Smelter	Country	CFSI Conflict Free Smelter Program Participant
Gold	Aida Chemical Industries Co. Ltd.	Japan	Yes

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Yes

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil	Yes

Gold	Argor-Heraeus SA	Switzerland	Yes

Gold	Asahi Pretec Corporation	Japan	Yes

Gold	Asaka Riken Co Ltd	Japan

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Yes

Gold	Aurubis AG	Germany	Yes

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	Bauer Walser AG	Germany

Gold	Boliden AB	Sweden	Yes

Gold	C. Hafner GmbH + Co. KG	Germany	Yes

Gold	Caridad	Mexico

Gold	CCR Refinery – Glencore Canada Corporation	Canada	Yes

Gold	Cendres & Métaux SA	Switzerland

Gold	Chimet S.p.A.	Italy	Yes

Gold	China National Gold Group Corporation	China

Gold	Chugai Mining	Japan

Gold	Colt Refining	United States

Gold	Daejin Indus Co. Ltd	Korea, Republic of

Gold	DaeryongENC	Korea, Republic of

Gold	Daye Non-Ferrous Metals Mining Ltd.	China

Gold	Do Sung Corporation	Korea, Republic of

Gold	Doduco	Germany

Gold	Dowa	Japan	Yes

Gold	Eco-System Recycling Co., Ltd.	Japan	Yes

Gold	FSE Novosibirsk Refinery	Russian Federation

Gold	Heimerle + Meule GmbH	Germany	Yes

Gold	Heraeus Ltd. Hong Kong	Hong Kong	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Yes

Gold	Hunan Chenzhou Mining Industry Group	China

Gold	Hwasung CJ Co. Ltd	Korea, Republic of

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Yes

Gold	Istanbul Gold Refinery	Turkey	Yes

Gold	Japan Mint	Japan	Yes

Gold	Jiangxi Copper Company Limited	China

Gold	Johnson Matthey Inc	United States	Yes

Gold	Johnson Matthey Ltd	Canada	Yes

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Yes

Gold	JSC Uralectromed	Russian Federation	Yes

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Yes

Gold	Kazzinc Ltd	Kazakhstan	Yes

Gold	Kennecott Utah Copper LLC	United States	Yes

Gold	Kojima Chemicals Co., Ltd	Japan	Yes

Gold	Korea Metal Co. Ltd	Korea, Republic of

Gold	Kyrgyzaltyn JSC	Kyrgyzstan

Gold	L’ azurde Company For Jewelry	Saudi Arabia	Yes

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China

Gold	LS-NIKKO Copper Inc.	Korea, Republic of	Yes

Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China

Gold	Materion	United States	Yes

Gold	Matsuda Sangyo Co., Ltd.	Japan	Yes

Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong	Yes

Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore	Yes

Gold	Metalor Technologies SA	Switzerland	Yes

Gold	Metalor USA Refining Corporation	United States	Yes

Gold	Met-Mex Peñoles, S.A.	Mexico	Yes

Gold	Mitsubishi Materials Corporation	Japan	Yes

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Yes

Gold	Moscow Special Alloys Processing Plant	Russian Federation

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Yes

Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Gold	Nihon Material Co. LTD	Japan	Yes

Gold	Ohio Precious Metals, LLC	United States	Yes

Gold	Ohura Precious Metal Industry Co., Ltd	Japan	Yes

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation	Yes

Gold	OJSC Kolyma Refinery	Russian Federation

Gold	PAMP SA	Switzerland	Yes

Gold	Penglai Penggang Gold Industry Co Ltd	China

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Yes

Gold	PX Précinox SA	Switzerland	Yes

Gold	Rand Refinery (Pty) Ltd	South Africa	Yes

Gold	Royal Canadian Mint	Canada	Yes

Gold	Sabin Metal Corp.	United States

Gold	SAMWON METALS Corp.	Korea, Republic of

Gold	Schone Edelmetaal	Netherlands	Yes

Gold	SEMPSA Joyería Platería SA	Spain	Yes

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China	Yes

Gold	So Accurate Group, Inc.	United States

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Solar Applied Materials Technology Corp.	Taiwan	Yes

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Yes

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Yes

Gold	The Great Wall Gold and Silver Refinery of China	China

Gold	The Refinery of Shandong Gold Mining Co. Ltd	China	Yes

Gold	Tokuriki Honten Co., Ltd	Japan	Yes

Gold	Tongling nonferrous Metals Group Co.,Ltd	China

Gold	Torecom	Korea, Republic of

Gold	Umicore Brasil Ltda	Brazil	Yes

Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Yes

Gold	United Precious Metal Refining, Inc.	United States	Yes

Gold	Valcambi SA	Switzerland	Yes

Gold	Western Australian Mint trading as The Perth Mint	Australia	Yes

Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan	Yes

Gold	Yokohama Metal Co Ltd	Japan

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Yes

Gold	Zijin Mining Group Co. Ltd	China	Yes

Gold	Guangdong Jinding Gold Limited	China

Gold	Umicore Precious Metals Thailand	Thailand	Yes

Tungsten	A.L.M.T. Corp.	Japan

Tungsten	Kennametal Huntsville	United States

Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	China

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Yes

Tungsten	Global Tungsten & Powders Corp.	United States	Yes

Tungsten	HC Starck GmbH	Germany

Tungsten	Hunan Chenzhou Mining Group Co	China

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China	Yes

Tungsten	Japan New Metals Co Ltd	Japan	Yes

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Yes

Tungsten	Kennametal Fallon	United States

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam	Yes

Tungsten	Wolfram Bergbau und Hütten AG	Austria	Yes

Tungsten	Wolfram Company CJSC	Russian Federation

Tungsten	Xiamen Tungsten Co., Ltd	China	Yes

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Yes

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Yes

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Yes

Tungsten	H.C. Starck GmbH	Germany	Yes

Tungsten	KEMET Blue Powder	United States

Tin	China Rare Metal Materials Company	China	Yes

Tin	CNMC (Guangxi) PGMA Co. Ltd.	China

Tin	Alpha	United States	Yes

Tin	Cooper Santa	Brazil	Yes

Tin	CV JusTindo	Indonesia

Tin	CV Makmur Jaya	Indonesia

Tin	CV Nurjanah	Indonesia

Tin	CV Serumpun Sebalai	Indonesia

Tin	CV United Smelting	Indonesia	Yes

Tin	EM Vinto	Bolivia	Yes

Tin	Estanho de Rondônia S.A.	Brazil

Tin	Fenix Metals	Poland

Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China	Yes

Tin	Gejiu Zi-Li	China

Tin	Huichang Jinshunda Tin Co. Ltd	China

Tin	Jiangxi Nanshan	China

Tin	Gejiu Kai Meng Industry and Trade LLC	China

Tin	Linwu Xianggui Smelter Co	China

Tin	China Tin Group Co., Ltd.	China

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Yes

Tin	Metallo Chimique	Belgium

Tin	Metalor USA Refining Corporation	United States

Tin	Mineração Taboca S.A.	Brazil	Yes

Tin	Minmetals Ganzhou Tin Co. Ltd.	China

Tin	Minsur	Peru	Yes

Tin	Mitsubishi Materials Corporation	Japan	Yes

Tin	Novosibirsk Integrated Tin Works	Russian Federation

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	Ohio Precious Metals, LLC	United States

Tin	OMSA	Bolivia	Yes

Tin	PT Artha Cipta Langgeng	Indonesia	Yes

Tin	PT Babel Inti Perkasa	Indonesia	Yes

Tin	PT Bangka Kudai Tin	Indonesia

Tin	PT Bangka Putra Karya	Indonesia	Yes

Tin	PT Bangka Tin Industry	Indonesia	Yes

Tin	PT Belitung Industri Sejahtera	Indonesia	Yes

Tin	PT Bukit Timah	Indonesia	Yes

Tin	CV DS Jaya Abadi	Indonesia	Yes

Tin	PT Eunindo Usaha Mandiri	Indonesia	Yes

Tin	PT HP Metals Indonesia	Indonesia

Tin	PT Karimun Mining	Indonesia

Tin	PT Koba Tin	Indonesia

Tin	PT Mitra Stania Prima	Indonesia	Yes

Tin	CV Prima Timah Utama	Indonesia	Yes

Tin	PT REFINED BANGKA TIN	Indonesia	Yes

Tin	PT Sariwiguna Binasentosa	Indonesia	Yes

Tin	PT Stanindo Inti Perkasa	Indonesia	Yes

Tin	PT Tambang Timah	Indonesia	Yes

Tin	PT Timah (Persero), Tbk	Indonesia	Yes

Tin	PT Timah Nusantara	Indonesia

Tin	PT Tinindo Inter Nusa	Indonesia	Yes

Tin	Rui Da Hung	Taiwan

Tin	Soft Metais, Ltda.	Brazil	Yes

Tin	Thailand Smelting & Refining Co., Ltd	Thailand	Yes

Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Yes

Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China

Tin	Yunnan Tin Company, Ltd.	China	Yes

Tin	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Tin	Magnu’s Minerais Metais e Ligas LTDA	Brazil	Yes

Tin	Melt Metais e Ligas S/A	Brazil	Yes

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Yes

Tantalum	Conghua Tantalum and Niobium Smeltry	China	Yes

Tantalum	CV United Smelting	Indonesia

Tantalum	Duoluoshan	China	Yes

Tantalum	EM Vinto	Bolivia

Tantalum	Exotech Inc.	United States	Yes

Tantalum	F&X Electro-Materials Ltd.	China	Yes

Tantalum	Global Advanced Metals	United States

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Yes

Tantalum	H.C. Starck Group	Germany

Tantalum	Hi-Temp	United States	Yes

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Yes

Tantalum	Jiujiang Tanbre Co., Ltd.	China	Yes

Tantalum	Kemet Blue Powder	United States

Tantalum	King-Tan Tantalum Industry Ltd	China	Yes

Tantalum	LSM Brasil S.A.	Brazil	Yes

Tantalum	Metallo Chimique	Belgium

Tantalum	Metallurgical Products India (Pvt.) Ltd.	India	Yes

Tantalum	Mineração Taboca S.A.	Brazil

Tantalum	Mineração Taboca S.A.	Brazil	Yes

Tantalum	Minsur	Peru

Tantalum	Mitsui Mining & Smelting	Japan	Yes

Tantalum	Molycorp Silmet A.S.	Estonia	Yes

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Yes

Tantalum	OMSA	Bolivia

Tantalum	Plansee	Austria

Tantalum	PT Bangka Putra Karya	Indonesia

Tantalum	PT Bukit Timah	Indonesia

Tantalum	PT Stanindo Inti Perkasa	Indonesia

Tantalum	PT Timah	Indonesia

Tantalum	QuantumClean	United States	Yes

Tantalum	RFH Tantalum Smeltry Co., Ltd	China	Yes

Tantalum	Shanghai Jiangxi Metals Co. Ltd	China

Tantalum	Solikamsk Metal Works	Russian Federation	Yes

Tantalum	Taki Chemicals	Japan	Yes

Tantalum	Tantalite Resources	South Africa

Tantalum	Telex	United States	Yes

Tantalum	Thaisarco	Thailand

Tantalum	Ulba	Kazakhstan	Yes

Tantalum	Zhuzhou Cement Carbide	China	Yes

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China	Yes

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Yes

Tantalum	Plansee SE Liezen	Austria	Yes

Tantalum	H.C. Starck GmbH Goslar	Germany	Yes

Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany	Yes

Tantalum	Global Advanced Metals Boyertown	United States	Yes

Tantalum	KEMET Blue Powder	United States	Yes

On the basis of the due diligence measures described above, Wabtec is unable to definitively determine whether or not the 3TG contained in various components/materials which contribute to Specialty Products and Electronic; Brake Products; Remanufacturing, Overhaul and Build; and Transit Products business segments originated from the DRC or adjoining countries. Wabtec is making this determination because it does not have sufficient information from suppliers or other sources to conclude whether the necessary 3TG originated in the Covered Countries and, whether the necessary 3TG were from recycle or scrap sources.

Further, Wabtec as a purchaser is many steps removed from the mining of the conflict minerals; Wabtec does not purchase raw ore or unrefined tin, tantalum, tungsten or gold, and does no purchasing in the Covered Countries. The origin of 3TG cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other 3TG containing derivatives. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

Wabtec will undertake the following steps during the next compliance periods to improve the due diligence conducted to further mitigate the risk that its necessary 3TG do not benefit armed groups, including:

•	Utilize Supply Chain Compliance software which will increase the response rate of the suppliers’ supply chain surveys; and aid in determining if further due diligence is required.

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the CFSI Conflict Free Smelter program.